  AMENDMENT TO THE EMPLOYMENT AGREEMENT DATED __05/2005   BY AND BETWEEN Paz ofir__ AND INSPIRE MD LTD

October 01, 2008
(the “Execution Date”)

WHEREAS
Inspire MD Ltd (the “Company”) and __ Paz ofir  (the “Employee”) (collectively the “Parties”) have entered into an Employment Agreement dated 05/2005_ (the “Agreement”), a copy of which is attached hereto as Annex 1; and

WHEREAS	the Company wishes to reduce its expenses, including expenses related to the payment of salaries to employees of the Company; and

WHEREAS	the Parties wish to amend certain provisions of the Agreement as set forth herein;

NOW, THEREFORE, the Parties agree as follows:

1.	The terms of the Agreement have been complied with to date by the Parties.

2.	Despite anything to the contrary in the Agreement, as of the Execution Date:

2.1
the gross monthly salary of the Employee shall be reduced by an amount of 15,180 NIS, so that effective as of the Execution Date the gross monthly salary of the Employee shall be 35,420 NIS (the “Reduced Salary”); consequently, all social benefits and other statutory rights owed by the Company to the Employee under the Agreement shall be reduced accordingly, and shall derive from and be calculated based upon the Reduced Salary; and

2.2
the right of the Employee to an Education Fund (as such term is defined in the Agreement) is hereby terminated, as a result of which, effective as of the Execution Date, the Company shall cease making any payments to and/or depositing any funds in the Education Fund on behalf of the Employee; and

2.3
the Company shall cease grossing-up all amounts related to the Company’s provision of a lunchtime meal (“Lunch”) to the Employee, so that the Employee shall be charged a net amount of 7.00 NIS per Lunch; the remaining amount paid by the Company for each such Lunch shall be deemed to be an amount accruing to the Employee in the form of a taxable benefit received from the Company.

3.	All other terms and conditions of the Agreement shall remain in effect and unchanged inasmuch as they do not contradict or otherwise conflict with the provisions of this Amendment.

[Signature Page to Follow]

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[Signature Page of the Amendment]

IN WITNESS WHEREOF the Parties have executed this Amendment on the Execution Date.

Inspire MD Ltd.	Paz ofir
By:
Title:
Signature:

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